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                                                                Exhibit 23(c)

APPRAISAL ECONOMICS INC.



                      CONSENT OF APPRAISAL ECONOMICS INC.

As experts in the field of solvency appraisal, we hereby consent to the use of our opinion dated February 10, 1997 as regard to the solvency of EV International, Inc. as of February 10, 1997, and to all references to our FIRM included in or made part of this registration statement.


APPRAISAL ECONOMICS INC.
May 14, 1997